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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83830) pertaining to the registration of 1,106,195 shares of the Company's common stock and Forms S-8, the 1996 Equity Incentive Plan, and 1998-A Direct Hit Stock Plan (No. 333-33694), 1999 Equity Incentive Plan, as Amended through May 25, 2000 and 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000 (No. 333-97405), Net Effect Systems, Inc. 1997 Stock Plan (No. 333-95687), and 1999 Non-Qualified Equity Incentive Plan (No. 333-73400) and in the related Prospectuses of Ask Jeeves, Inc. of our report dated January 22, 2003, with respect to the consolidated financial statements and financial statement schedule of Ask Jeeves, Inc. included in this Annual
Report (Form 10-K) for the year ended December 31, 2002.

                                            /s/ ERNST & YOUNG LLP

Walnut Creek, California
March 10, 2003